Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use in this Registration Statement of Dynamic Health Products, Inc. on Form SB-2 of our report dated September 17, 2004, relating to the financial statements of Bob O’Leary Health Food Distributor Co., Inc. for the years ended December 31, 2003 and 2002.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ KRONICK KALADA BERDY & CO., P.C.
Kronick Kalada Berdy & Co., P.C.

Kingston, Pennsylvania

March 27, 2007